UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously reported, on March 12, 2018, Orexigen Therapeutics, Inc. (the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 18-10518).

On April 23, 2018, the Company entered into an asset purchase agreement (the “Agreement”) with Nalpropion Pharmaceuticals, Inc. (the “Purchaser”), pursuant to which the Purchaser agreed to acquire substantially all of the assets and assume certain liabilities of the Company for an aggregate purchase price of $75,000,000 (the “Acquisition”). On April 23, 2018, the Bankruptcy Court entered an order approving, among other things, the Purchaser as the “stalking horse” bidder for the assets identified in the Agreement, implementing certain bidding procedures, scheduling the deadline for qualified competing bidders to submit qualified bids as 4:00 p.m. (Eastern Time) on June 21, 2018, scheduling the auction (if qualified bids were received) for 10:00 a.m. (Eastern Time) on June 26, 2018, and setting the date for the sale hearing to approve the sale of substantially all of the Company’s assets for 10:00 a.m. (Eastern Time) on June 28, 2018.

On June 22, 2018, the Company notified the Bankruptcy Court that it did not receive competing qualified bids prior to the bid deadline, that it had selected and designated the Purchaser as the successful bidder for the assets identified in the Agreement, that it had cancelled the scheduled auction, and that it would seek approval of the sale to the Purchaser at the sale hearing scheduled for June 28, 2018.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 process will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 process. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (collectively, this “Current Report”) may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 filings on our liquidity or results of operations, changes in our ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to our operations, the outcome or timing of the Chapter 11 process, the effect of the Chapter 11 filings or related proposed asset sale on our relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process and the timing or amount of any distributions to the Company’s stakeholders. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this Current Report.

Additional Information regarding the Chapter 11 Case

Additional information about the Chapter 11 process and proposed asset sale, as well as other documents related to the restructuring and reorganization proceedings, is available through the Company’s claims agent Kurtzman Carson Consultants LLC at www.kccllc.net/orexigen. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: June 22, 2018	By:	/s/ Thomas P. Lynch
	Name:	Thomas P. Lynch
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary